UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2017

Protea Biosciences Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, West Virginia 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On March 2, 2017, Protea Biosciences Group, Inc., (the “Company,” “we,” “us” or “our”) filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement (the “Consent Solicitation”) and thereafter mailed the Consent Solicitation to all Company stockholders of record as of February 21, 2017 (the “Record Date”). The Consent Solicitation contained three proposals:

•	A Proposal to ratify the appointment of Schneider Downs & Co., Inc., as our independent registered public auditors and accountants for our fiscal year ending December 31, 2016 (the ‘‘Auditors Appointment Proposal’’);

•	A Proposal to approve the filing of an amended and restated certificate of incorporation in Delaware (‘‘Restated Charter’’), to increase the number of authorizes shares of our common stock, $0.0001 par value per share (‘‘Common Stock’’) from 500,000,000 shares of Common Stock to 750,000,000 shares of Common Stock (the ‘‘Authorized Common Stock Increase’’), and with such Authorized Common Stock Increase to be effective at such time and date within one year after the date such action is approved by the Majority Stockholders, if at all, as determined by the Board of Directors in its sole discretion (the ‘‘Authorized Common Stock Increase Proposal’’); and

•	A Proposal to include in the Restated Charter or in a subsequent amendment to the Restated Charter, provisions to effect a reverse split of our issued and outstanding Common Stock, within a range of not less than one-for-fifteen (1:15) and not more than one-for-fifty (1:50), with such ratio to be determined by the Board of Directors, in its sole discretion (the ‘‘Reverse Split’’), and with such Reverse Split to be effective at such time and date within one year after the date such action is approved by the stockholders, if at all, as determined by the Board of Directors in its sole discretion (the ‘‘Reverse Split Proposal”).

As of the Record Date, the Company had 172,061,371 shares of the Common Stock, issued and outstanding and entitled to approve the Proposal.

On March 30, 2017, the Company’s board of directors approved the Company’s decision to exercise such discretionary right by extending the deadline to receive written consents under the Consent Solicitation from the original date of March 30, 2017 to the revised date of April 28, 2017.

As of April 24, 2017, the Company has received the written consent of more than a majority of the voting power of its Common Stock outstanding as of the Record Date in favor of the Proposals and terminated the Consent Solicitation period. The Proposals and the voting results are set forth below:

Proposals

Auditors Appointment Proposal:

The final vote tabulation was as follows:

Votes For	Votes Against	Abstentions
89,185,336	19,800	617,563

Authorized Common Stock Increase Proposal:

The final vote tabulation was as follows:

Votes For	Votes Against	Abstentions
86,961,263	2,116,693	744,743

Reverse Split Proposal

The final vote tabulation was as follows:

Votes For	Votes Against	Abstentions
87,902,671	1,175,885	746,143

The Company intends to file the Restated Charter with the Secretary of State of the State of Delaware on April 25, 2017 or as soon thereafter as is practicable.

Brokers did not have discretionary voting authority on the Proposal and, as a result, there could be no broker non-votes. No other items were presented for stockholder approval in the Consent Solicitation.

Item 8.01	Other Events.

As disclosed in its Form 10-K filed with the Securities Exchange Commission (“SEC”) on April 14, 2017, on April 7, 2017, the Company and our subsidiary Protea Biosciences, Inc. (the “Borrowers”) entered into a loan agreement with Summit Resources, Inc., a West Virginia corporation (“Summit”) that is owned by Stephen Antoline, one of the members of the Board of Directors of the Company. Summit is also a major stockholder of the Company.

Under the terms of the Summit loan agreement, the Borrowers will receive loan proceeds from Summit of up to $1,750,000. The loan amount includes $200,000 previously advanced by Summit and an additional $1,550,000 that ill be advanced to us from April 2017 through July 2017. The Borrowers issued to Summit a 15% senior secured promissory note in the principal amount of up to $1,750,000 that is payable in monthly installments over a period of 36 months.

Of the loan proceeds, $1,250,000 will be used to purchase a new state-of-the-art mass spectrometer we recently ordered and the balance of the loan will be used for working capital. We have agreed to apply 30% of the net proceeds (after commissions and offering expenses) we receive from any future equity or equity type financing to reduce and prepay the $500,000 working capital portion of the loan. In addition, the entire loan is subject to mandatory prepayment in the event and to the extent that we receive gross proceeds of $5,000,000 or more from any subsequent public offering of our securities.

Commencing 30 days after installation of the instrument the Borrowers will pay monthly installments of principal and accrued interest in the amount equal to the greater of (a) $62,030.86 (representing 36 monthly installments of principal and accrued interest at the rate of 15% per annum), or (b) 20% of the cash proceeds we receive from customers who may request services from the Company using the new mass spectrometer equipment. We also agreed to establish a special lock box to deposit customer cash proceeds we receive from our use of such equipment.

The Summit note is convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at the option of the holder at a conversion price equal to the lower of $0.075 per share (as adjusted by the contemplated the reverse stock split), or (b) 85% of the offering price per share of the Common Stock in any subsequent public offering of the Company’s Common Stock.

The loan is secured by a first lien and security interest on all of the Borrowers. assets and properties, including the purchased equipment and all purchase orders we receive in connection therewith.

In consideration for the loan we issued to Summit a 7-year warrant to purchase 20,000,000 shares of Company Common Stock at an exercise price of $0.075 per share.

On September 8, 2016, the Company borrowed the sum of $650,000 from GRQ Consulting, Inc. 401k (“GRQ”) a non-affiliated third party. Such loan was evidenced by a $720,000 10% original issue discount convertible note that was due and payable on October 15, 2016 (the “Original GRQ Note”). As of March 31, 2017, the Company paid all but $280,000 of the principal amount of the Original GRQ Note and currently owes GRQ a total $301,577.79, inclusive of $21,577.79 of accrued and unpaid interest.

The Original GRQ Note was guaranteed by our Protea Biosciences subsidiary and is secured by all of the accounts receivable and inventory of the Company and our subsidiary, and all contract rights and proceeds thereof (the “GRQ Collateral”).

On April 20, 2017, we entered into an exchange agreement with GRQ under Section 3(a)(9) of the Securities Act of 1933, as amended. Under the terms of the exchange agreement, GRQ exchanged the Original GRQ Note for a new Company note that requires the Borrowers to pay in full the overdue $301,577.79 amount by not later than June 30, 2017, plus an additional unsecured amount of $375,000 by September 30, 2017 (the “Final Maturity Date”); which latter amount is convertible by the holder at any time at a conversion price $0.075 per share or may be paid at our option at any time prior to the Final Maturity Date by delivering to the note holder 5,000,000 shares of our Common Stock. On April 21, 2017, GRQ exercised its conversion right an converted the $375,000 balance of the note into 5,000,000 shares of our common stock.

The guaranty of our Protea subsidiary and GRQ’s security interest in the GRQ collateral remain in full force and effect pending our payment of the $301,577.79 amount due on June 30, 2017.

In a related development on April 21, 2017, we entered into an agreement with Summit under which Summit:

•	Consented to the exchange agreement with GRQ and waived any defaults on our part under the Summit loan agreement; and
•	agreed to waive its security interest in the GRQ Collateral until such time as we pay the $301,577.79 obligation to GRQ.

The Company and our subsidiary reaffirmed Summit’s senior priority lien and security interest on all of our assets and properties, other than the specific GRQ Collateral.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description
3.1	Form of $1,750,000 senior secured convertible note issued by the Registrant to Summit Resources, Inc.
3.2	Form of Guaranty of Summit Note by Protea Biosciences, Inc.
3.3	Form of Security Agreement among Registrant and subsidiary as debtors and Summit Resources, Inc. as secured party
3.4	Form of Warrant issued to Summit entitling Summit to purchase 20,000,000 shares of Registrant’s Common Stock
3.5	Form of Exchange Agreement between GRQ Consulting, Inc. 401k (“GRQ”) and the Registrant
3.6	Form of Restated OID convertible note of the Registrant issued to GRQ
3.7	Form of Summit collateral waiver letter agreement between Summit and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 24, 2017	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer